Exhibit 12

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

August 17, 2020

Keurig Dr Pepper Inc.

53 South Avenue

Burlington, Massachusetts 01803

the Selling Stockholder

named in Schedule A hereto

Ladies and Gentlemen:

By this letter, Goldman Sachs & Co. LLC (“Goldman Sachs”) hereby waives, effective August 17, 2020, Section 7(j) of the underwriting agreement, dated May 20, 2020 (the “Underwriting Agreement”), among Keurig Dr Pepper Inc. (the “Company”), the selling stockholder named on Schedule I thereto and Goldman Sachs, as the underwriter, solely with respect to (i) the anticipated filing of the preliminary prospectus supplement on Form 424(b)(7) with the Securities and Exchange Commission on or about August 17, 2020 (the “Preliminary Prospectus Supplement”) and (ii) the taking of any other customary action in connection with the offer and sale of the common stock, par value $0.01 per share of the Company (the “Common Stock”) pursuant to the Preliminary Prospectus Supplement (such offer and sale, the “Block Trade”).

Additionally, by this letter, Goldman Sachs hereby waives, effective August 17, 2020, the lock-up agreement (the “Lock-Up Agreement”) executed in connection with the secondary offering of Common Stock pursuant to the Underwriting Agreement by Maple Holdings B.V., solely with respect to (i) the offer and sale of the Common Stock by any such Selling Stockholder pursuant to the Block Trade and (ii) the taking of any other customary action in connection with the offer and sale of Common Stock pursuant to the Preliminary Prospectus Supplement; provided, however, that the Selling Stockholder hereby undertakes to execute a lock-up agreement in connection with the Block Trade.

The waivers herein relate only to (i) the anticipated filing of the Preliminary Prospectus Supplement and (ii) the Block Trade and do not constitute waivers of any other restriction contained in the Underwriting Agreement, the Lock-Up Agreement or any other lock-up agreement entered into pursuant to the Underwriting Agreement or in connection with the Block Trade now or in the future.

By our signature below, we confirm that we are authorized to agree to the foregoing.

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GOLDMAN SACHS & CO. LLC

By:	/s/ Kristen Grippi
Name: Kristen Grippi
Title: Managing Director

Agreed and Acknowledged by: KEURIG DR PEPPER INC.

By:	/s/ Ozan Dokmecioglu
Name: Ozan Dokmecioglu
Title: Chief Financial Officer

MAPLE HOLDINGS B.V.

By:	/s/ Luuk Hoogeveen
Name: Luuk Hoogeveen
Title: Managing Director

By:	/s/ Leo Burgers
Name: Leo Burgers
Title: Managing Director

[Signature Page to Lock-Up Agreement Waiver]

Schedule A

MAPLE HOLDINGS B.V.